Variation

To

Shareholders Agreement

THIS VARIATION TO SHAREHOLDERS AGREEMENT IN RELATION TO OBAR CAMDEN HOLDINGS LIMITED dated April 24, 2014 is made

AMONG

(1)	Oliver Bengough (“OB”) of;

(2)	Koko (Camden) Limited, a private company registered in England and Wales under company number 08763877 (the “KOKO UK Holdco”);

(3)	Robert Ellin (“RE”) of USA;

(4)	Trinad Capital Master Fund LTD (“Trinad”), a limited liability corporation incorporated under the laws of the State of Delaware, whose principal offices are situated at 4751 Wiltshire Blvd., 3rd Floor, Los Angeles, CA 90010, USA;

(5)	Obar Camden Holdings Limited, a private company registered in England and Wales under company number 08257455 (“Obar Camden Holdings”);

(6)	Obar Camden Limited a private company registered in England and Wales under company number 04962866 (the “Subsidiary”);

(7)	JJAT, a Delaware corporation (“JJAT”) a limited liability corporation incorporated under the laws of the State of Delaware, whose principal offices are situated at 3500 South Dupont Highway, Dover, Delaware 19901; and

(8)	Loton Corp. (“Loton”) a limited liability corporation incorporated under the laws of the State of Nevada, whose principal offices are situated at 4751 Wiltshire Blvd., 3rd Floor, Los Angeles, CA 90010, USA.

BACKGROUND

(A)	The parties entered into that certain Shareholders Agreement in relation to Obar Camden Holdings Limited dated February 12, 2014 (the “Shareholders Agreement”) providing for, among other things, allocation of responsibility for Transaction Expenses, transfer of 50% of the Minority Holding to OB and governance of Obar Camden Holdings and its Subsidiary.

(B)	Koko UK Holdco and OB intend to transfer their equity interests in Obar Camden Holdings to Loton Corp., (“Loton”) in exchange for certain common stock of Loton.

(C)	In accordance with paragraph 19 of the Shareholders Agreement, the parties now desire to amend the Shareholders Agreement in certain respects as set forth in this Variation.

1.	VARIATION

(a) The Parties hereby agree that with effect from the date of this Variation Agreement the Subsidiary, JJAT and Loton hereby agree to become parties to the Shareholders Agreement and shall be bound by the terms of the. Shareholders Agreement as amended and varied by this Variation Agreement.

(b) Sections 3.1 and 3.2 of the Shareholders Agreement are hereby amended and restated in their entirety as follows:

“3.1 OB and RE have agreed that the amount of any Transaction Expenses over and above US$ 4,000,000 (the “Excess Transaction Expenses”) shall be split equally between OB and RE and OB will acquire from JJAT Corp. (“JJAT”), as assignee of KOKO UK Holdco, 2,468 ordinary shares of £0.05 each and 2,750 deferred ordinary shares of OBAR Camden Holdings for a purchase price equal to 50% of the Consideration payable under the Second Sale Agreement (the “Minority Interest Purchase”).

The business terms will be implemented as follows: (i) in order to effect reimbursement of JJAT of expenses paid for by JJAT at the request of its beneficial owner Rob Ellin, incurred by or on behalf of Obar Camden Holdings and/or the Subsidiary, Obar Camden Holdings and the Subsidiary shall execute, and shall cause the Subsidiary to execute a Senior Promissory Note (the “OBAR Expense Note”) substantially in the form attached hereto as Exhibit A, in favour of JJAT. in the principal amount of the Excess Transaction Expenses; (ii) in order to effect reimbursement to Loton, who has paid or is liable for certain Transaction Expenses, Obar Camden Holdings and the Subsidiary shall execute, and shall cause the Subsidiary to execute a Promissory Note (the “LOTON Expense Note”) substantially in the form attached hereto as Exhibit B, in favour of Loton in the principal amount set forth in the note, (iii) JJAT and OB shall, concurrently with execution of the Excess Expense. Note, or at such other time as mutually agreed by JJAT and OB, execute and complete the Minority Share Purchase under the terms of the OB Purchase Agreement, substantially in the form attached hereto as Exhibit C, for a purchase price equal to 50% of the Consideration payable under the Second Sale Agreement payable in the form of a secured promissory note (the “OB Purchase Note”), substantially in the form attached hereto as Exhibit D; and (iv) concurrently with completion of the OB Purchase Agreement, OB shall execute and deliver to JJAT, a secured promissory note (the “OB Expense Note”), substantially in the form attached hereto as Exhibit E, in the principal amount equal to 50% of the Excess Transaction Expenses.

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Each of the OB Purchase Note and OB Expense Note shall be secured by (i) OB’s stock in OBAR Camden Holdings (and any common stock that may be received by OB in exchange for sale of his stock in OBAR Camden Holdings; and (ii) at the written request of RE at any time after the expiration of 75 days from the date of issue of the OBAR Expense Note, if the aggregate Principal Amount outstanding under the OB Purchase Note and the OB Expense Note OBAR shall not have been reduced by at least US $500,000 (whether through crediting fifty percent of any payments made by Obar Camden Holdings or the Subsidiary under the OBAR Expense Note (as a result of funds made available from a debt financing, payments from net revenues or otherwise), and/or by payment by OB, OB shall grant a charge against his owned real property securing OB’s obligation as a Guarantor under the First Sale Agreement (which shall be in second position if OB’s obligation as Guarantor remains outstanding following March 31, 2014).

The Shareholders agree that: (i) operating revenue of OBAR Camden Holdings and the Subsidiary shall, after allowance for their respective operating expenses including appropriate reserves, and subject to compliance with any restrictive covenants required by their senior lender, be used to prepay amounts due under the OBAR Expense Note (and 50% of amounts so paid shall be credited to the OB Expense Note by JJAT); and (ii) they will use their commercially reasonable efforts to obtain financing from Barclays (or any other financial institution) to permit prepayment of the OBAR Expense Note.

3.2 Except as otherwise specified in this Agreement or as agreed by RE and OB, the OB Purchase Agreement, OB Purchase Note, OB Expense Note and related security documentation shall be executed by the parties thereto concurrently with completion of the Second Sale Agreement, and the parties shall close the transactions contemplated therein upon execution thereof.”

(b) The parties hereby consent to and approve (i) the assignment of by KOKO UK Holdco to JJAT of its right to acquire 2,468 ordinary shares of £0.05 each and 2,750 deferred ordinary shares of OBAR Camden Holdings under the Second Sale Agreement in order to facilitate the Minority Interest Purchase and otherwise waive any prohibition or right of first refusal applicable thereto under this Agreement, including, without limitation, under Sections 4, 5.1, 5.3, 5.4 through 5.8, Section 7 and any other applicable provisions and (ii) the borrowing by Obar Camden Holdings and/or the Subsidiary of funds from Barclays (or any other financial institution) for the purposes contemplated by this Agreement.

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(c) The parties agree and undertake to complete the following transactions, promptly following the execution of this Agreement: (i) the transfer, by merger, of JJAT’s interest in KOKO UK Holdco to a subsidiary of Loton, thereby effecting a transfer of beneficial ownership of KOKO’s interest in OBAR Camden Holdings, in exchange for 29,000,000 shares of common stock of Loton issued in a private placement which shall constitute not less than 42.5% of the share capital of Loton on a fully diluted basis (taking into account any existing options or warrants or other rights to acquire equity but before issuing up to three million two hundred thousand shares of common stock to advisors, consultants and key employees of Loton as approved by OB and RE); and (ii) the transfer, by share exchange, OB’s s interest in OBAR Camden Holdings (including the shares acquired by OB from JJAT in the Minority Share Purchase, in exchange for 29,000,000 shares of common stock of Loton issued in a private placement, which shall constitute not less than 42.5% of the share capital of Loton on a fully diluted basis (taking into account any existing options or warrants or other rights to acquire equity but before issuing up to three million two hundred thousand shares of common stock to advisors, consultants and key employees of Loton as approved by OB and RE). It is agreed and acknowledged that completion of OB’s exchange of shares will be subject , inter alia, to OB receiving satisfactory tax clearances, including clearance under Section 138 of the UK Taxation of Chargeable Gains Act 1992 and in respect of the transactions in securities legislation in the UK Corporation Tax Act 2010 and the UK Income Tax Act 2007 that the share exchange can be done on a tax efficient basis. It is agreed and acknowledged that if such clearances are not obtained prior to the date required for closing of the OB Share Exchange, Loton shall indemnify and keep indemnified OB in relation to the amount of taxes and related costs and expenses required to be paid by OB in relation to the share exchange.

The foregoing is intended to be legally binding on the parties, and shall be implemented through transaction documents mutually acceptable to the relevant parties (which shall include inter alia, a share for share exchange agreement with reciprocal warranties and representations relevant to shares to be exchanged and a voting agreement between RE, JJAT, Trinad and OB in relation to their respective holdings of stock in Loton), with the intention that the closing of such transactions will occur promptly following execution of this Agreement.

Pending completion of these transactions:

(i) Loton agrees that it shall not and RE and Trinad, as shareholders of Loton, agree (so far as is lawfully possible in the exercise of their duties as directors, their voting rights (whether as directors, shareholders) or otherwise, that they shall use their respective best efforts to ensure that Loton does not: issue, or incur any obligations to issue, any equity or equity equivalents that would result in any change to the equity capitalization of Loton as of the date of this Agreement; amend its bylaws; sell or dispose of any of its undertaking or assets; lend or borrow any money or create any security or encumbrance over its assets; or enter into any material agreement otherwise than on arms length terms and in the ordinary course of its business without the prior consent of RE and OB;

(ii) OB undertakes to accept the position as interim Chief Executive Officer of Loton; and

(iii) RE will maintain control of JJAT and JJAT will retain its holding of stock in Loton.

(d) The parties agree that, notwithstanding any provision of the charter documents of Obar Camden Holdings or its Subsidiary, or applicable law, that permit the chairman of the board, or any other director of those companies to exercise a “casting vote” or similar right, such right shall not be effective and the provisions of this Agreement shall take precedence and govern the rights of the parties.

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2. SHAREHOLDERS AGREEMENT REMAINS IN LULL FORCE AND EFFECT

Except as expressly amended hereby, the Shareholders Agreement remains in full force in effect in all respects.

IN WITNESS of which this Agreement has been executed and delivered as a deed by the parties on the date at the beginning of this Agreement.

Executed as a deed by

Oliver Bengough

in the presence of:

Witness name:

Signature of witness

Address:

Occupation:

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Executed as a deed by KOKO (CAMDEN)

LIMITED acting by a director
in the presence of:

Witness name:

Signature of witness:

Address:

Occupation:

Executed as a deed by	)

Robert Ellin	)

in the presence of:	)

Witness name:

Signature of witness:

Address:

Occupation

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Executed as a deed by Obar Camden Holdings Limited

acting by a director in the presence of:

Witness name:

Signature of witness:

Address:

Occupation:

Executed as a deed by

TRINIDAD CAPITAL MASTER FUND LTD

acting by a director in the presence of:

Witness name:

Signature of witness:

Address:

Occupation:

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Executed as a deed by

OBAR Camden Limited acting by a director in the presence of:

Witness name:

Signature of witness:

Address:

Occupation:

Executed as a deed by

JJAT Corporation acting by a director in the presence of:

Witness name:

Signature of witness:

Address:

Occupation:

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Executed as a deed by
Loton Corporation acting by a director in the presence of:
Witness name:

Signature of witness:

Address:

Occupation:

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